Exhibit 10.1
FOURTH MODIFICATION
TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

        This FOURTH MODIFICATION TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of January 29, 2025, among HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and the undersigned financial institutions which are parties to the Credit Agreement (each a “Lender” and, collectively, the “Lenders”).

WITNESSETH:

        WHEREAS, the Borrower, each of the Lenders, the Administrative Agent, and certain other financial institutions have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of December 21, 2021 (as amended by that certain First Modification Agreement, dated as of September 15, 2022, that certain Second Modification Agreement, dated as of December 22, 2023, that certain Third Modification Agreement, dated as of May 3, 2024, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and

WHEREAS, Borrower has requested that the Credit Agreement be modified as set forth in this Amendment, and Lenders constituting Requisite Lenders have agreed to modify the Credit Agreement as set forth in this Amendment and have authorized the Administrative Agent to execute this Amendment.

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the undersigned Lenders do hereby agree as follows:

1.    DEFINED TERMS.

        Each defined term used herein and not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

2.    AMENDMENTS TO THE CREDIT AGREEMENT.

US-DOCS\156588923.7

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Exhibit 10.1
2.1     Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)     The following definitions are hereby amended and restated in their entirety as set forth below:
“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which “Applicable Facility Fee - Rating” or “Applicable Facility Fee – Ratio” is then determined, as applicable. Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee (including, without limitation, any such change on the Fourth Amendment Effective Date). Notwithstanding anything to the contrary contained herein, from and after the Fourth Amendment Effective Date, the Applicable Facility Fee shall be no lower than the percentage corresponding to Level IV in the applicable table below. The provisions of this definition shall be subject to Section 2.6(c).

Applicable Facility Fee – Ratio
Leverage Ratio	< 35%	> 35% < 40%	> 40% < 45%	> 45% < 50%	> 50%<55%	> 55%
Level	Level I	Level II	Level III	Level IV	Level V	Level VI
Applicable Facility Fee	0.150%	0.150%	0.200%	0.200%	0.300%	0.300%

Applicable Facility Fee – Rating
Rating	A / A2	A- / A3	BBB+ / Baa1	BBB / Baa2	BBB- / Baa3	Lower than BBB- / Baa3
Level	Level I	Level II	Level III	Level IV	Level V	Level VI
Applicable Facility Fee	0.100%	0.125%	0.150%	0.200%	0.250%	0.300%

“Applicable Margin – Ratio” means, with respect to a particular Class and Type of Loans, the percentage rate set forth below corresponding to the ratio of Total Liabilities to Total Asset Value as determined in accordance with Section 10.1(a); provided that it is understood and agreed that the “Applicable Margin” with respect to any Term Loans

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Exhibit 10.1
shall be as set forth for such Term Loans in the applicable Incremental Joinder Agreement for such Term Loans:

Leverage Ratio	< 35%	> 35% < 40%	> 40% < 45%	> 45% < 50%	> 50%<55%	> 55%
Level	Level I	Level II	Level III	Level IV	Level V	Level VI
Revolving Loan (any Class) - SOFR Loan and Multicurrency Loan Applicable Margin	1.05%	1.10%	1.20%	1.25%	1.30%	1.50%
Revolving Loan (any Class) - Base Rate Loan Applicable Margin	0.10%	0.15%	0.20%	0.25%	0.30%	0.50%
    The Applicable Margin - Ratio for Loans shall be determined by the Administrative Agent from time to time, based on the ratio of Total Liabilities to Total Asset Value as set forth in the Compliance Certificate most recently delivered by the Borrower pursuant to Section 9.3. Any adjustment to the Applicable Margin - Ratio shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3. If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3, the Applicable Margin – Ratio shall equal the percentage corresponding to Level VI until the first day of the calendar month immediately following the month that the required Compliance Certificate is delivered. Notwithstanding the foregoing or anything to the contrary contained herein, from and after the Fourth Amendment Effective Date, the Applicable Margin - Ratio shall be no lower than the percentage corresponding to Level IV (it being understood and agreed that, if applicable to give effect to the Applicable Margin - Ratio floor set forth in this sentence, the Applicable Margin – Ratio shall be adjusted as of the Fourth Amendment Effective Date). The provisions of this definition shall be subject to Section 2.6(c).
During any applicable Sustainability Adjustment Period, the Applicable Margin set forth in the table above shall be decreased by the Applicable Sustainability Adjustment (if any) in effect during such Sustainability Adjustment Period; provided that in no event shall the Applicable Margin be less than zero.

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Exhibit 10.1
“Capitalization Rate” means, as applicable, (a) eight percent (8.00%) for Studio Properties and (b) for Office Properties and any other Properties other than Studio Properties, (i) at any time prior to the Original Revolving Maturity Date, six and one-half percent (6.50%), and (ii) from and after the Original Revolving Maturity Date, six and three-quarters percent (6.75%).
“Construction-in-Progress” means Property undergoing ground-up construction, but not yet completed, and Property on which re-entitlement (which shall not include minor changes in zoning) or material construction is planned or reasonably anticipated as determined by the Borrower in good faith, but not yet completed. Such Property shall cease to be Construction-in-Progress for purposes of determining Total Asset Value and Unencumbered Asset Value, (1) if Development Completion occurs at any time during the first month of a fiscal quarter, at the end of such fiscal quarter or (2) if Development Completion occurs after the first month of a fiscal quarter, at the end of the following fiscal quarter. For purposes hereof “Development Completion” means the earlier of (a) eighteen (18) months after substantial completion of all improvements (other than tenant improvements of unoccupied space) related to the development of such Property, (b) such time as Construction-in-Progress achieves an Occupancy Rate of at least eighty-five percent (85.0%), and (c) such time as the planned or reasonably anticipated re-entitlement and/or construction of the applicable Property, as applicable, will no longer be pursued as determined by the Borrower in good faith.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination; provided, however, that Equity Interest will not include any Permitted Convertible Indebtedness (it being understood, for the avoidance of doubt, that nothing in this proviso affects the status, as Equity Interests, of any

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Exhibit 10.1
common equity actually issued upon conversion or exchange of any Permitted Convertible Indebtedness).
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered other than trade payables incurred in the ordinary course of such Person’s business which are not past due for more than sixty (60) days or such payables are being contested in good faith and for which adequate reserves have been set aside; (c) Capitalized Lease Obligations of such Person (including Ground Leases to the extent required under GAAP to be reported as a liability); (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any equity redemption obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any Permitted Warrant Transaction or other such obligation to the extent such obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof (excluding any Permitted Bond Hedge Transaction); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar customary exceptions to recourse liability or exceptions relating to bankruptcy, insolvency, receivership or other similar events, provided that the obligations under such guaranty have not become due and payable); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; (k) any sale-leaseback transactions or other transaction by which such Person shall remain liable

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Exhibit 10.1
as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person; and (l) the Indebtedness of any consolidated Affiliate of such Person and such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower. Notwithstanding the foregoing, “Indebtedness” shall exclude (i) the shareholder loans made to Hudson One Ferry REIT, L.P., by Hudson One Ferry, LLC and Allianz Lebenversicherungs AG (or such other legal organization as such entity may adopt, or such other legal or d/b/a name under which such entity may do business from time to time) and either of their permitted successors and assigns so long as such successor or assign continues to own the shareholder loan made to and the ownership interest in Hudson One Ferry REIT, L.P. made by its predecessor or assignor, as applicable, and (ii) similar loans made by joint venture shareholders to other Subsidiaries of the Borrower and joint ventures and reasonably approved by the Administrative Agent, so long as such loans referred to in the immediately foregoing clauses (i) and (ii) to a particular joint venture are pari passu, made and repaid pro rata in accordance with each such shareholder's respective ownership interest in such joint venture and on substantially identical terms.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. Notwithstanding anything to the contrary in this definition, no Permitted Bond Hedge Transaction will constitute Investment.
“Net Operating Income” or “NOI” means, for any Property and for a given period, the greater of (i) zero and (ii) the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance, but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all

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Exhibit 10.1
expenses paid (excluding interest, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding (1) general overhead expenses of the Borrower or any Subsidiary and any property management fees; (2) straight line rent leveling adjustments required under GAAP; (3) amortization of intangibles pursuant to FASB ASC 805; and (4) extraordinary or nonrecurring items, including, to the extent allocable to such Property, (w) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (x) the actual property management fee paid during such period and (y) an imputed management fee in the amount of three percent (3.0%) of the gross revenues for such Property for such period.
“Property” means any parcel of real property owned or leased (in whole or in part) or, solely for purposes relating to Management Fee Income and Studio Service Subsidiaries, operated (including, for the avoidance of doubt, any studios, stages, control rooms and/or other audio and video room space, and office and other support space, storage facilities and other incidental spaces related thereto owned, leased or operated by a Studio Service Subsidiary) by the Borrower, Hudson REIT, any Subsidiary or any Unconsolidated Affiliate of the Borrower and which is located in a state of the United States of America or the District of Columbia or any Approved International Location.
“Renovation Property” means a Property (a) on which the existing building or other improvements are undergoing renovation, re-entitlement or redevelopment, or with respect to which renovations, re-entitlements or redevelopments are planned or reasonably anticipated as determined by the Borrower in good faith, that will (i) disrupt the occupancy of, or impacts, at least forty percent (40.0%) of the square footage of such Property or (ii) temporarily reduce the Net Operating Income attributable to such Property by more than forty percent (40.0%) as compared to the immediately preceding comparable prior period or (b) which is acquired with occupancy of less than sixty (60.0%) and on which renovation, re-entitlement or redevelopment will be conducted. A Property shall cease to be a Renovation Property, (1) if Renovation Completion occurs at any time during the first month of a fiscal quarter, at the end of such fiscal quarter or (2) if Renovation Completion occurs after the first month of a fiscal quarter, at the end of the

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Exhibit 10.1
following fiscal quarter after Renovation Completion. For purposes hereof “Renovation Completion” means the earliest to occur of (a) eighteen (18) months after all improvements (other than tenant improvements on unoccupied space) related to the renovation or redevelopment of such Property having been substantially completed, (b) such Property achieving an Occupancy Rate of at least eighty-five percent (85.0%), and (c) such time as the planned or reasonably anticipated renovations, re-entitlement or other improvements to the applicable Property will no longer be pursued as reasonably determined by the Borrower.
“Total Asset Value” means the sum of all of the following of Hudson REIT on a consolidated basis determined in accordance with GAAP applied on a consistent basis:
(a)    cash and Cash Equivalents, plus
(b)    for Properties owned for more than four (4) fiscal quarters and not valued pursuant to clauses (c) through (f) of this definition below, (A) with respect to each such Property that is not a Book Value Property, the sum of (i) the quotient of NOI of such Properties (calculated after giving effect to any required free rent periods by calculating the average cash rent over the term of the lease during such free rent periods), if other than Studio Properties, for the most recent two (2) fiscal quarters annualized (or, if such Property was not occupied for the entirety of such two (2) fiscal quarter period, the NOI for the period for which such Property was so occupied, annualized), divided by the applicable Capitalization Rate, plus (ii) the quotient of NOI of such Properties (calculated after giving effect to any required free rent periods by calculating the average cash rent over the term of the lease during such free rent periods), if Studio Properties, for the most recent four (4) fiscal quarters (or, if such Property was not occupied for the entirety of such four (4) fiscal quarter period, the NOI for the period for which such Property was so occupied, annualized), divided by the applicable Capitalization Rate, and (B) with respect to each such Property that is a Book Value Property, an amount equal to 75% of the book value thereof, net of impairment charges, provided, however, that if any such Book Value Property shall remain less than Applicable Leased Percentage leased or occupied for more than 24 consecutive months, then the value thereof shall be equal to 50% of book value, plus
(c)    the GAAP book value of Properties acquired during the most recently ended four (4) fiscal quarters, plus
(d)    the GAAP book value of Construction-in-Progress (including land, improvements, indirect costs internally allocated, pre-development costs and development costs), plus

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Exhibit 10.1
(e)    the GAAP book value of all Renovation Properties, plus
(f)    the GAAP book value of Unimproved Land, plus
(g)    (i) an amount equal to the aggregate book value of Mortgage Receivables and (ii) an amount equal to the aggregate current fair market value of Mortgage Backed Securities (excluding any Mortgage Backed Securities excluded from the calculation of Total Liabilities in consolidation in accordance with GAAP), plus
(h)    Management Fee Income for the most recent four (4) fiscal quarters, multiplied by eight (8), plus
(i)    With respect to Studio Service Subsidiaries owned directly or indirectly by the Borrower on the Fourth Amendment Effective Date, either:
i.    For all fiscal quarters ending on or prior to December 31, 2024, the acquisition price of such Studio Service Subsidiaries multiplied by seventy five percent (75.0%), or
ii.    For all fiscal quarters ending after December 31, 2024, with respect to each such Studio Service Subsidiary, the greater of (A) Earnings From Studio Service Operations of such Studio Service Subsidiary for the most recently ended four (4) fiscal quarters, multiplied by eight (8), and (B) an amount equal to 50% of the book value of such Studio Service Subsidiary, net of impairment charges, plus
(j)    With respect to Studio Service Subsidiaries acquired directly or indirectly by the Borrower after the Fourth Amendment Effective Date from an unaffiliated third party, either:
i.    The acquisition price of such Studio Service Subsidiaries if acquired during the then most recently ended four fiscal quarters, or
ii.    with respect to each such Studio Service Subsidiary (excluding any such Studio Service Subsidiary described in clause (j)(i) above), the greater of (A) Earnings From Studio Service Operations of such Studio Service Subsidiary for the most recently ended four (4) fiscal quarters, multiplied by eight (8), and (B) an amount equal to (x) for any such calculation during the first twelve (12) months after the acquisition thereof, 75% of the book value of such Studio Service Subsidiary, net of impairment charges, and (y) for any such calculation thereafter, 50% of the book value of such Studio Service Subsidiary, net of impairment charges.

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Exhibit 10.1
For avoidance of doubt, no single Property may be valued under more than one of the above clauses at any given time. Hudson REIT’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets.
In no event shall a Property valued pursuant to subsection (b) or the value attributable to a Studio Service Subsidiary pursuant to subsection (i)(ii) or subsection (j)(ii) of this definition above be less than zero.
For purposes of calculating the Total Asset Value of any Property that is not Construction-in-Progress or a Renovation Property, but that was Construction-in-Progress or a Renovation Property, as applicable, at any time during the previous two (2) full fiscal quarters, unless such Property has been designated as a Book Value Property in accordance with the terms hereof (in which case such Property shall be valued in accordance with clause (b)(B) above), the NOI attributable to such Property for purposes of making the calculation in subsection (b) of this definition above shall be calculated as follows:
(i)    Until one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI attributable to (x) if such Property achieved Development Completion or Renovation Completion, as applicable, during the first month of the previous fiscal quarter, the NOI attributable to the last two (2) months while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized and (y) otherwise, the last full

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Exhibit 10.1
fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized;1 and
(ii)    From and after the date that one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, but before two (2) full fiscal quarters have elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI of the sum of (x) the NOI attributable to the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, and (y) the NOI attributable to the first full fiscal quarter after the Property ceased being Construction-in-Progress or a Renovation Property, as applicable, shall be annualized.
For purposes of calculating the Total Asset Value, value attributable to investments in the following types of assets in excess of the applicable percentage specified below shall be excluded from the calculation of Total Asset Value:
(A)    Investments in Properties in each Approved International Location such that the aggregate value in such Investments exceeds twenty percent (20.0%) of Total Asset Value;
(B)    Earnings From Studio Service Operations and Management Fee Income such that the aggregate value thereof exceeds ten percent (10.0%) of Total Asset Value; and
(C)    the value attributable to the following types of assets, in the aggregate for all such types of assets, in excess of forty percent (40.0%) of Total Asset Value:
1     For illustration purposes only:
    (1)    If a Property achieves Development Completion or Renovation Completion, as applicable, during January 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through March 31, 2022. For any date of determination through and including March 31, 2022, the Total Asset Value for such Property shall be based on its GAAP book value. For any date of determination after March 31, 2022, through but excluding June 30, 2022, the Total Asset Value for such Property shall be based on the NOI attributable for such Property for February and March of 2022 annualized.
    (2)    If a Property achieves Development Completion or Renovation Completion, as applicable, during February 2022 or March 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through June 30, 2022. For any date of determination through and including June 30, 2022, the Total Asset Value for such Property shall be based on its GAAP book value. For any date of determination after June 30, 2022 through but excluding September 30, 2022, the Total Asset Value for such Property shall be based on the NOI attributable to the second fiscal quarter of 2022 annualized.

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Exhibit 10.1
i.    Mortgage Receivables and Mortgage Backed Securities;
ii.    Construction-in-Progress;
iii.    Unimproved real estate;
iv.    Properties other than Office Properties and Studio Properties; (provided, that Investments for purposes of this clause (iv) shall not include retail associated with Properties which are primarily Office Properties or Studio Properties)
v.    Common stock, Preferred Equity, other capital stock, beneficial interest in trust, membership interest in limited liability companies and other equity interests in Persons (other than consolidated Subsidiaries and Unconsolidated Affiliates);
vi.    Unconsolidated Affiliates;
vii.    Management Fee Income; and
viii.    Earnings From Studio Service Operations.
“Unencumbered Asset Value” means without duplication, the sum of the following:
(a)    For each Unencumbered Pool Property owned at all times throughout the most recently ended four (4) fiscal quarters and not valued pursuant to clauses (b) through (e) below, (i) with respect to each such Unencumbered Pool Property that is not a Book Value Unencumbered Pool Property, the quotient of (A) Net Operating Income attributable to such Unencumbered Pool Property (calculated after giving effect to any required free rent periods by calculating the average cash rent over the term of the lease during such free rent periods) (1) if other than a Studio Property, for the most recently ended two (2) fiscal quarters annualized (or, if such Unencumbered Pool Property was not occupied for the entirety of such two (2) fiscal quarter period, the Net Operating Income for the period for which such Unencumbered Pool Property was so occupied, annualized), and (2) if a Studio Property, for the most recently ended four (4) fiscal quarters (or, if such Unencumbered Pool Property was not occupied for the entirety of such four (4) fiscal quarter period, the Net Operating Income for the period for which such Unencumbered Pool Property was so occupied, annualized), divided by (B) the Capitalization Rate, and (ii) with respect to each Book Value Unencumbered Pool Property, an amount equal to 75% of the book value thereof, net of impairment charges, provided, however, that if any such Book Value Unencumbered Pool Property shall remain less than Applicable Leased Percentage leased or occupied for more than 24 consecutive months, then the value thereof shall be equal to 50% of book value, plus

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Exhibit 10.1
(b)    For each Unencumbered Pool Property acquired within the last four (4) fiscal quarters, the acquisition cost of such Unencumbered Pool Property, plus
(c)    For each Unencumbered Pool Property that constitutes Construction-in-Progress, the GAAP book value of such Construction-in-Progress (including land, improvements, indirect costs internally allocated, pre-development costs and development costs), plus
(d)    For each Unencumbered Pool Property that constitutes a Renovation Property, the GAAP book value of all such Renovation Properties, plus
(e)    For each Unencumbered Pool Property that constitutes Unimproved Land, the GAAP book value of such Unimproved Land, plus
(f)    With respect to Unencumbered Studio Service Subsidiaries owned directly or indirectly by the Borrower on the Fourth Amendment Effective Date, either:
i.    For all fiscal quarters ending on or prior to December 31, 2024, the acquisition price of such Unencumbered Studio Service Subsidiaries multiplied by seventy five percent (75.0%), or
ii.    For all fiscal quarters ending after December 31, 2024, (A) with respect to each such Studio Service Subsidiary (other than a Book Value Unencumbered Studio Service Subsidiary), Earnings From Studio Service Operations of such Unencumbered Studio Service Subsidiary for the most recent four (4) fiscal quarters, multiplied by eight (8), and (B) with respect to each such Studio Service Subsidiary that is a Book Value Unencumbered Studio Service Subsidiary, an amount equal to 50% of the book value of such Book Value Unencumbered Studio Service Subsidiary, net of impairment charges, plus
(g)    With respect to Unencumbered Studio Service Subsidiaries acquired directly or indirectly by the Borrower after the Fourth Amendment Effective Date from an unaffiliated third party, either:
i.    The acquisition price of such Unencumbered Studio Service Subsidiaries if acquired during the then most recently ended four (4) fiscal quarters, or
ii.    with respect to each such Unencumbered Studio Service Subsidiary (excluding any such Unencumbered Studio Service Subsidiary described in clause (g)(i) above), (A) in the case of any such Unencumbered Studio Service Subsidiary other than a Book Value Unencumbered Studio Service Subsidiary, Earnings From Studio Service

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Exhibit 10.1
Operations of such Unencumbered Studio Service Subsidiary for the most recently ended four (4) fiscal quarters, multiplied by eight (8), and (B) in the case of any such Studio Service Subsidiary that is a Book Value Unencumbered Studio Service Subsidiary, (x) for any such calculation during the first twelve (12) months after the acquisition thereof, 75% of the book value of such Book Value Unencumbered Studio Service Subsidiary, net of impairment charges, and (y) for any such calculation thereafter, 50% of the book value of such Book Value Unencumbered Studio Service Subsidiary, net of impairment charges, plus
(h)    An amount equal to the aggregate book value of unrestricted and unencumbered Mortgage Receivables, plus;
(i)    An amount equal to the aggregate current fair market value of unrestricted and unencumbered Mortgage Backed Securities.
Notwithstanding the above, (i) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties subject to Ground Leases exceeds thirty percent (30%) of total Unencumbered Asset Value (provided that the Ground Lease located at Metro Center as described on Schedule 1.1(f) shall not be taken into account when calculating such thirty percent (30%) limitation), such excess shall be excluded from Unencumbered Asset Value; (ii) to the extent that the aggregate rental revenue of the Unencumbered Pool Properties generated from a single tenant or Affiliated tenants in the aggregate exceeds twenty-five percent (25.0%), in each such case, such excess shall be excluded when determining Net Operating Income for the purposes of calculating Unencumbered Asset Value; (iii) to the extent that the Unencumbered Asset Value attributable to Unencumbered Pool Properties in each Approved International Location exceeds twenty percent (20.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value; (iv) to the extent that the Unencumbered Asset Value attributable to Unencumbered Studio Service Subsidiaries (including, for the avoidance of doubt, Book Value Unencumbered Studio Service Subsidiaries) (or Earnings From Studio Service Operations thereof, as applicable) exceeds fifteen percent (15.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value; and (v) to the extent that the Unencumbered Asset Value attributable to Construction-in-Progress, Renovation Properties, Unimproved Land, Mortgage Receivables and/or Mortgage Backed Securities, exceeds fifteen percent (15.0%) of total Unencumbered Asset Value, such excess shall be excluded from Unencumbered Asset Value. In no event shall a Property valued pursuant to subsection (a) or the value attributable to any Unencumbered Studio Service Subsidiary pursuant to subsection (f)(ii) or subsection (g)(ii) of this definition above be less than zero and, for

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Exhibit 10.1
avoidance of doubt, no single Property may be valued under more than one of the above clauses at any given time.
For purposes of calculating the Unencumbered Asset Value of any Property that is not Construction-in-Progress or a Renovation Property, but that was Construction-in-Progress or a Renovation Property, as applicable, at any time during the previous two (2) full fiscal quarters, unless such Property has been designated as a Book Value Unencumbered Pool Property in accordance with the terms hereof (in which case such Book Value Unencumbered Pool Property shall be valued in accordance with clause (a)(ii) above), the NOI attributable to such Property for purposes of making the calculation in subsection (a) of this definition above shall be calculated as follows:
(i)    Until one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI attributable to (x) if such Property achieved Development Completion or Renovation Completion, as applicable, during the first month of the previous fiscal quarter, the NOI attributable to the last two (2) months while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized and (y) otherwise, the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, shall be annualized;2 and
(ii)    From and after the date that one full fiscal quarter has elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, but before two (2) full fiscal quarters have elapsed since such Property ceased being Construction-in-Progress or a Renovation Property, as applicable, the NOI of the sum of
2     For illustration purposes only:
    (1)    If a Property achieves Development Completion or Renovation Completion, as applicable, during January 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through March 31, 2022. For any date of determination through and including March 31, 2022, the Unencumbered Asset Value for such Property shall be based on its GAAP book value. For any date of determination after March 31, 2022, through but excluding June 30, 2022, the Unencumbered Asset Value for such Property shall be based on the NOI attributable for such Property for February and March of 2022 annualized.
    (2)    If a Property achieves Development Completion or Renovation Completion, as applicable, during February 2022 or March 2022, then such Property remains a Construction-in-Progress or a Renovation Property, as applicable, through June 30, 2022. For any date of determination through and including June 30, 2022, the Unencumbered Asset Value for such Property shall be based on its GAAP book value. For any date of determination after June 30, 2022 through but excluding September 30, 2022, the Unencumbered Asset Value for such Property shall be based on the NOI attributable to the second fiscal quarter of 2022 annualized.

NAI-1542577436v7

Exhibit 10.1
(x) the NOI attributable to the last full fiscal quarter while such Property was Construction-in-Progress or a Renovation Property, as applicable, and (y) the NOI attributable to the first full fiscal quarter after the Property ceased being Construction-in-Progress or a Renovation Property, as applicable, shall be annualized.
“Unencumbered NOI” means, for any period, (i) the aggregate NOI from the Unencumbered Pool Properties and (ii) Earnings From Studio Service Operations of Unencumbered Studio Service Subsidiaries, in each such case, for the most recent two (2) fiscal quarters annualized, provided that (A) in no event will Earnings From Studio Service Operations of any Unencumbered Studio Service Subsidiary for the purposes of determining “Unencumbered NOI” (I) be less than zero or (II) include net income from counterparties that is deemed to be uncollectible under the terms of the Borrower’s bad debt policy as determined by the Borrower in good faith and (B) in no event will NOI for any Unencumbered Pool Property for purposes of determining “Unencumbered NOI” be less than zero. To the extent that an Unencumbered Pool Property or Unencumbered Studio Service Subsidiary has been owned for at least one month, but not for a full fiscal quarter, the NOI from that Property or Earnings from Studio Service Operations of that Unencumbered Studio Service Subsidiary, as applicable, for such period of ownership will be annualized. If the Property or Unencumbered Studio Service Subsidiary has not been owned for one full month, NOI or Earnings from Studio Service Operations, as applicable, shall be based on an Administrative Agent approved pro forma NOI.
(b)     The following definitions are hereby added to the Credit Agreement in the appropriate alphabetical order:
“Applicable Leased Percentage” means, as applicable, (i) seventy percent (70%) for Studio Properties and (ii) eighty-five percent (85%) for Office Properties and any other Properties other than Studio Properties.
“Book Value Property” means, at any given time, a Property that was not at least Applicable Leased Percentage leased or occupied (which shall exclude any leases where the tenant has vacated the premises, is no longer paying rent and has not entered into a valid sublease for such space) for one (1) full fiscal quarter during the most recently ended two (2) fiscal quarter period, which Property is designated as a “Book Value Property” by the Borrower in the applicable calculation of Total Asset Value; provided that to the extent that the aggregate Total Asset Value of Properties designated by the Borrower as “Book Value Properties” in any calculation of Total Asset Value exceeds 25% of Total Asset Value, the amount in excess thereof shall be excluded (and no such

NAI-1542577436v7

Exhibit 10.1
designation of any given Property shall be permitted to be made if such percentage cap was exceeded immediately prior to such designation).
“Book Value Unencumbered Pool Property” means, at any given time, an Unencumbered Pool Property that was not at least Applicable Leased Percentage leased or occupied (which shall exclude any leases where the tenant has vacated the premises, is no longer paying rent and has not entered into a valid sublease for such space) for one (1) full fiscal quarter during the most recently ended two (2) fiscal quarter period, which Unencumbered Pool Property is designated as a “Book Value Unencumbered Pool Property” by the Borrower in the applicable calculation of Unencumbered Asset Value; provided that to the extent that the aggregate Unencumbered Asset Value of Unencumbered Pool Properties designated by the Borrower as “Book Value Unencumbered Pool Properties” in any calculation of Unencumbered Asset Value exceeds 30% of Unencumbered Asset Value, the amount in excess thereof shall be excluded (and no such designation of any given Unencumbered Pool Property shall be permitted to be made if such percentage cap was exceeded immediately prior to such designation).
“Book Value Unencumbered Studio Service Subsidiary” means an Unencumbered Studio Service Subsidiary designated as a “Book Value Unencumbered Studio Service Subsidiary” by the Borrower in the applicable calculation of Unencumbered Asset Value; provided that to the extent that the aggregate Unencumbered Asset Value of Unencumbered Studio Service Subsidiaries designated by the Borrower as “Book Value Unencumbered Studio Service Subsidiaries” in any calculation of Unencumbered Asset Value exceeds 10% of Unencumbered Asset Value, the amount in excess thereof shall be excluded (and no such designation of any given Unencumbered Studio Service Subsidiary shall be permitted to be made if such percentage cap was exceeded immediately prior to such designation).
“Fourth Amendment” means that certain Fourth Modification to Fourth Amended and Restated Credit Agreement, dated as of January 29, 2025, by and among the Borrower, the Administrative Agent, the financial institutions party to this Agreement that are signatories thereto and ratified and affirmed by Guarantors.
“Fourth Amendment Effective Date” has the meaning given such term in the Fourth Amendment.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Hudson REIT’s common stock

NAI-1542577436v7

Exhibit 10.1
purchased by Hudson REIT or any of its Subsidiaries in connection with the issuance of any Permitted Convertible Indebtedness for the purpose or having the effect of increasing the effective conversion price of such Permitted Convertible Indebtedness and referencing the same common stock of Hudson REIT into or for which such Permitted Convertible Indebtedness is convertible, exercisable or exchangeable; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Hudson REIT or its Subsidiaries from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Hudson REIT or its Subsidiaries from the sale of such Permitted Convertible Indebtedness sold in connection with such Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness” means all Permitted Convertible Notes and Permitted Convertible Note Guarantees.
“Permitted Convertible Note Guarantees” means unsecured Indebtedness of any Loan Party that is permitted to be incurred under this Agreement and is in the form of Guarantees of Permitted Convertible Notes of another Loan Party.
“Permitted Convertible Notes” means unsecured Indebtedness of any Loan Party that is permitted to be incurred under this Agreement and is either (a) convertible into, or exchangeable for, common stock or other common equity interests (other than Mandatorily Redeemable Stock) of Hudson REIT (and cash in lieu of any fractional share of common stock or other common equity interest) and/or cash (in an amount determined by reference to the price of such common stock or other common equity interest); or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock or other common equity interests (other than Mandatorily Redeemable Stock) of Hudson REIT and/or cash (in an amount determined by reference to the price of such common stock or other common equity interest). For purposes of this definition, upon any recapitalization, business combination event or other event that causes such common stock or common equity interest to be exchanged for, or to represent solely the right to receive, other securities, cash, or other assets, references to “common stock” and “common equity” will in the preceding sentence of this definition be deemed to refer to such other securities, cash, or other assets.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Hudson REIT’s common stock (other than Mandatorily Redeemable Stock) sold by Hudson REIT or its Subsidiaries substantially concurrently with any purchase by Hudson REIT or its Subsidiaries of a

NAI-1542577436v7

Exhibit 10.1
related Permitted Bond Hedge Transaction for the purpose of offsetting the cost of such Permitted Bond Hedge Transaction and referencing the same common stock into or for which the related Permitted Convertible Indebtedness is convertible, exercisable or exchangeable.
“Private Placement Notes” means each series of Hudson REIT’s private placement bonds outstanding on the Fourth Amendment Effective Date and more particularly described on Schedule 1.1(g).”
2.2    Extension Fees. Section 3.5(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(e)    Extension Fees. If the Borrower exercises its right to extend the Revolving Maturity Date in accordance with Section 2.14(a), the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee equal to 0.125% of the amount of such Revolving Lender’s Revolving Commitment (whether or not utilized). Such fee shall be fully earned and due and payable in full on the date the Administrative Agent receives the Revolving Extension Request pursuant to such Section.”
2.3    Use of Proceeds. Section 8.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower will use the proceeds of Loans only (a) for the payment of pre-development and development costs incurred in connection with Properties owned by the Borrower or any Subsidiary; (b) to finance acquisitions otherwise permitted under this Agreement; (c) to finance capital expenditures and the repayment of Indebtedness of Hudson REIT, the Borrower and its Subsidiaries; (d) to provide for the general working capital needs of Hudson REIT, the Borrower and its Subsidiaries and for other general corporate purposes of Hudson REIT, the Borrower and its Subsidiaries; and (e) to pay fees and expenses incurred in connection with the Loans. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to (i) purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or (ii) repurchase or

NAI-1542577436v7

Exhibit 10.1
redeem any common stock or other equivalent common Equity Interests of the Borrower or Hudson REIT.”
2.4     Year-End Statements. Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Within five (5) days after the filing of Hudson REIT’s 10-K with the Securities and Exchange Commission (but in no event later than ninety (90) days after the end of each fiscal year of Hudson REIT), the audited consolidated financial statements of Hudson REIT and its Subsidiaries (including a consolidated balance sheet, income statement, statement of cash flows and statement of stockholder equity) as at the end of such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of Hudson REIT, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of Hudson REIT and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Ernst & Young LLP, any other “big-4” accounting firm or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose report shall be unqualified as to substance and scope (other than a qualification relating to (x) the impending maturity of any Indebtedness within 12 months or (y) potential non-compliance with any financial covenant set forth in this Agreement or applicable to any other Indebtedness) and who shall have authorized the Borrower to deliver such report to the Administrative Agent and the Lenders pursuant to this Agreement. Subject to Section 9.5, if the applicable financial statements of Hudson REIT are timely and publicly available electronically on the website of Hudson REIT or the SEC, then the Borrower shall be deemed to have met the delivery requirements of this Section 9.2.”
2.5    Financial Covenants.
(a)     Section 10.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Ratio of Total Liabilities to Total Asset Value. The Borrower shall not permit the ratio of (i) Total Liabilities to (ii) Total Asset Value, to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided that, prior to the repayment in full of the Private Placement Notes, such ratio may increase to up to 0.65 to 1.00 for

NAI-1542577436v7

Exhibit 10.1
up to (I) four (4) consecutive calendar quarters immediately following an Acquisition that has occurred prior to the effectiveness of all of the Private Placement Amendments, or (II) two (2) consecutive calendar quarters immediately following a Material Acquisition that has occurred following the effectiveness of all of the Private Placement Amendments (it being understood and agreed that (x) any permitted increase in such ratio as a result of clause (I) for any Acquisition that occurred prior to the effectiveness of all of the Private Placement Amendments shall terminate upon the effectiveness of all of the Private Placement Amendments, without limiting any increase permitted under clause (II) and (y) any permitted increase in such ratio as a result of clause (I) or clause (II) shall terminate upon the repayment in full of the Private Placement Notes). For purposes of this covenant, (A) Total Liabilities shall be adjusted by deducting therefrom the amount of unrestricted cash and Cash Equivalents in excess of $30,000,000 to the extent that there is an equivalent amount of Indebtedness included in Total Liabilities that matures within twenty-four (24) months from the applicable date of the calculation, and (B) Total Asset Value shall be adjusted by deducting therefrom the amount by which Total Liabilities is adjusted pursuant to clause (A) above.”
(b)     Section 10.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Ratio of Unsecured Indebtedness to Unencumbered Asset Value. The Borrower shall not permit the ratio of (i) Unsecured Indebtedness of Hudson REIT and its Subsidiaries, on a consolidated basis (which shall include Hudson REIT’s Ownership Share of Unconsolidated Affiliates in accordance with Section 1.2), to (ii) Unencumbered Asset Value, to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided that, prior to the repayment in full of the Private Placement Notes, such ratio may increase to up to 0.65 to 1.00 for up to (I) four (4) consecutive calendar quarters immediately following an Acquisition that has occurred prior to the effectiveness of all of the Private Placement Amendments, or (II) two (2) consecutive calendar quarters immediately following a Material Acquisition that has occurred following the effectiveness of all of the Private Placement Amendments (it being understood and agreed that (x) any permitted increase in such ratio as a result of clause (I) for any Acquisition that occurred prior to the effectiveness of all of the Private Placement Amendments shall terminate upon the effectiveness of all of the Private Placement Amendments, without limiting any increase permitted under clause (II), and (y) any permitted increase in such ratio as a result of clause (I) or clause (II) shall terminate upon

NAI-1542577436v7

Exhibit 10.1
the repayment in full of the Private Placement Notes). For purposes of this covenant, (A) Unsecured Indebtedness shall be adjusted by deducting therefrom the amount of unrestricted cash and Cash Equivalents in excess of $30,000,000 to the extent that there is an equivalent amount of Unsecured Indebtedness that matures within twenty-four (24) months from the applicable date of the calculation, and (B) Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Unsecured Indebtedness is adjusted pursuant to clause (A) above (to the extent such cash and Cash Equivalents were included in such calculation of Unencumbered Asset Value).”
(c)    Section 10.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Ratio of Adjusted EBITDA to Fixed Charges. The Borrower shall not permit the ratio of (i) Adjusted EBITDA of Hudson REIT and its Subsidiaries, on a consolidated basis (which shall include Hudson REIT’s Ownership Share of Unconsolidated Affiliates in accordance with Section 1.2), for the immediately preceding consecutive twelve (12) month period to (ii) Fixed Charges of Hudson REIT and its Subsidiaries, on a consolidated basis (which shall include Hudson REIT’s Ownership Share of Unconsolidated Affiliates in accordance with Section 1.2), for such consecutive twelve (12) month period, to be less than (x) 1.50 to 1.00 as of the last day of any fiscal quarter ending on or prior to September 30, 2024, and (y) 1.40 to 1.00 as of the last day of any fiscal quarter ending thereafter.”
(d)    Section 10.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Ratio of Unencumbered NOI to Unsecured Interest Expense. The Borrower shall not permit the ratio of (i) Unencumbered NOI for any fiscal quarter to (ii) Unsecured Interest Expense of Hudson REIT and its Subsidiaries, on a consolidated basis, (x) for any fiscal quarter ending on or prior to September 30, 2024, to be less than 2.00 to 1.00 as of the last day of such fiscal quarter, and (y) for any fiscal quarter ending thereafter, to be less than 1.75 to 1.00 as of the last day of such fiscal quarter.”
(e)    Section 10.1 of the Credit Agreement is hereby amended to insert the following at the end of such Section:

NAI-1542577436v7

Exhibit 10.1
“For purposes of calculating any financial covenant set forth in Sections 10.1(a) through (e) of this Agreement for the period ending December 31, 2024, to the extent such calculation relies on any of the definitions modified or added to this Agreement pursuant to the Fourth Amendment, such definition as amended by or effected pursuant to the Fourth Amendment shall be deemed to apply.”
2.6    Merger, Consolidation, Sales of Assets and Other Arrangements. Section 10.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; provided, however, that:
(i)    any Subsidiary of Hudson REIT may merge with a Loan Party so long as such Loan Party is the survivor and any Subsidiary of Hudson REIT that is not a Loan Party may merge with any other Subsidiary of Hudson REIT that is not a Loan Party;
(ii)    any Subsidiary of Hudson REIT may sell, transfer or dispose of its assets to a Loan Party and any Subsidiary of Hudson REIT that is not a Loan Party may sell, transfer or dispose of its assets to any other Subsidiary of Hudson REIT that is not a Loan Party;
(iii)    a Loan Party (other than Hudson REIT, the Borrower or any Loan Party that owns an Unencumbered Pool Property) and any Subsidiary of Hudson REIT that is not (and is not required to be) a Loan Party may convey, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, and immediately thereafter liquidate, provided that immediately prior to any such conveyance, sale, transfer, disposition or liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would exist;

NAI-1542577436v7

Exhibit 10.1
(iv)    any Loan Party and any other Subsidiary of Hudson REIT may, directly or indirectly, (A) acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person and (B) sell, lease or otherwise transfer, whether by one or a series of transactions, all or any portion of its assets (including capital stock or other securities of Subsidiaries) to any other Person, so long as, in each case, (1) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such consolidation, merger, acquisition, Investment, sale, lease or other transfer; (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 10.1; (3) in the case of a consolidation or merger involving the Borrower or a Loan Party that owns an Unencumbered Pool Property included in the calculation of Unencumbered Asset Value, the Borrower or such Loan Party shall be the survivor thereof; and (4) at the time the Borrower gives notice pursuant to clause (1) of this subsection, if such transaction relates to a Substantial Amount, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1, after giving effect to such consolidation, merger, acquisition, Investment, sale, lease or other transfer;
(v)    the Borrower, the other Loan Parties and the other Subsidiaries of Hudson REIT may (A) lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business, (B) sell their respective assets (other than Properties) in the ordinary course of business or because such assets have become damaged, worn, obsolete or unnecessary or are no longer used or useful in their business and (C) convey, sell, transfer or otherwise dispose of cash and Cash Equivalents and inventory, fixtures, furnishings and equipment in the ordinary course of business;

NAI-1542577436v7

Exhibit 10.1
(vi)    nothing in this Section 10.4 will prohibit or restrict the entry into a Permitted Warrant Transaction by Hudson REIT or its Subsidiaries; and
(vii)    for the avoidance of doubt, Hudson REIT and its Subsidiaries may make any Restricted Payment permitted by Section 10.1(i).”
2.7     Derivative Contracts. Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated to be held by the Borrower, such other Loan Party or such other Subsidiary; provided, however, that nothing in this Section 10.11 will prohibit or restrict the entry into a Permitted Bond Hedge Transaction or Permitted Warrant Transaction by Hudson REIT or its Subsidiaries.”
2.8    Indebtedness Cross Default. Section 11.1(d) of the Credit Agreement is hereby amended by adding the following language at the end of Section 11.1(d) as follows:
“For the avoidance of doubt, none of the following events will, in and of themselves, be a Default or Event of Default under this Section 11.1(d): (x) the occurrence of any customary event or condition that vests the right of any holder of Permitted Convertible Indebtedness to submit such Permitted Convertible Indebtedness for conversion, exchange or exercise in accordance with its terms; (y) any actual conversion, exchange or exercise of any Permitted Convertible Indebtedness in accordance with its terms; or (z) the calling of any Permitted Convertible Indebtedness for redemption in accordance with its terms, in each case of the foregoing clauses (x), (y) and (z), so long as such occurrence or other event does not arise in connection with any breach or violation of the terms of any Permitted Convertible Indebtedness.”
2.9     Commitment Reduction and Replacement of Schedule 1.1(a). In accordance with Section 2.13 of the Credit Agreement upon the effectiveness of this Amendment, the aggregate unused amount of the Revolving Commitments is hereby permanently reduced by $125,000,000.00, which reduction (the “Fourth Amendment Revolving Reduction”) shall be applied pro rata to the

NAI-1542577436v7

Exhibit 10.1
Commitments of each Class (and the reduction of the Commitments of each such Class shall be applied pro rata to the Commitments of each Revolving Lender of such Class) such that immediately following the effectiveness of this Section, (i) the aggregate principal amount of the Revolving USD Tranche Commitment equals $581,250,000.00, (ii) the aggregate principal amount of the Revolving Multicurrency Tranche Commitment equals $193,750,000.00, and (iii) the amount of each such Class of Commitments held by each Revolving Lender of such Class is as shown on Schedule 1.1(a) attached to this Amendment. The current Schedule 1.1(a) attached to the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1.1(a) attached to this Amendment.
2.10    Addition of Schedule 1.1(g). A new Schedule 1.1(g) (Private Placement Notes) is hereby added to the Credit Agreement as set forth at Schedule 1.1(g) attached to this Amendment.
3.    REPRESENTATIONS AND WARRANTIES.

    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof:

3.1    The Amendment. This Amendment has been duly and validly executed by an authorized officer of the Borrower and is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

3.2    Credit Agreement. The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally. The Borrower hereby ratifies and confirms the Credit Agreement (as amended hereby) and the other Loan Documents.

3.3    No Default. Immediately after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment.

3.4    Credit Agreement Representations and Warranties. After giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement (as

NAI-1542577436v7

Exhibit 10.1
amended hereby) or in any other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the applicable Lenders in writing in accordance with the provisions of Section 13.7 of the Credit Agreement.

        4.    REAFFIRMATION.

        The Borrower hereby acknowledges and agrees that, except as expressly provided in this Amendment, the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower under the Credit Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

        5.    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

        The effectiveness of this Amendment is subject to the following conditions precedent (the first date of satisfaction or waiver of all such conditions precedent hereunder being the “Fourth Amendment Effective Date”):

5.1    Fourth Modification to Credit Agreement. The Administrative Agent shall have received (i) this Amendment executed and delivered by a duly authorized officer of (A) the Borrower, (B) the Lenders collectively constituting the Requisite Lenders and (C) the Administrative Agent and (ii) a counterpart of the Ratification and Affirmation attached to this Amendment, executed and delivered by a duly authorized officer of each Guarantor.

5.2    Over-Advance Repayments. To the extent (i) the aggregate principal amount of outstanding Revolving USD Tranche Loans and Revolving USD Tranche Letter of Credit Liabilities, in the aggregate, would exceed the Revolving USD Tranche Commitment after giving effect to the Fourth Amendment Revolving Reduction and/or (ii) the aggregate principal amount of outstanding Revolving

NAI-1542577436v7

Exhibit 10.1
Multicurrency Tranche Loans and Revolving Multicurrency Tranche Letter of Credit Liabilities, in the aggregate, would exceed the Revolving Multicurrency Tranche Commitment after giving effect to the Fourth Amendment Revolving Reduction, then the Borrower shall have repaid to the Administrative Agent the principal amount thereof by the amount of such excess.
5.3    Authority Documentation. The Administrative Agent shall have received resolutions and officer’s certificates with respect to the Borrower and each Guarantor.
5.4    Opinions. The Administrative Agent shall have received opinions of outside legal counsel to the Borrower, addressed to the Administrative Agent and Lenders and covering such matters as have been reasonably requested by the Administrative Agent.
5.5    Compliance Certificate. Administrative Agent shall have received an executed Compliance Certificate, calculated on a pro forma basis assuming the effectiveness of this Amendment and evidencing the continued compliance by the Loan Parties with the terms and conditions of the Credit Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 10.1 of the Credit Agreement (as modified hereby).
5.6    Amendment Fee. The Administrative Agent shall have received from Borrower payment of all fees that are due and payable to the Administrative Agent and the Lenders pursuant to the Fourth Modification Fee Letter, dated as of January 29, 2025, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the Borrower.
5.7    Expenses. The Administrative Agent shall have received payment for all reasonable and documented costs and expenses of the Administrative Agent and Lead Arrangers associated with the preparation, due diligence, administration, syndication and enforcement of all documentation executed in connection with this Amendment (including, without limitation, the reasonable and documented legal fees of one counsel to the Administrative Agent and, if reasonably required by the Administrative Agent, one local counsel in each applicable jurisdiction and/or one specialty counsel in each applicable specialty), and costs and expenses in connection with the use of Syndtrak or other similar information transmission systems in connection with this Amendment. To the extent that Administrative Agent provides any of the abovementioned services internally, Borrower shall have reimbursed Administrative Agent for these costs at market rates.
        6.    MISCELLANEOUS.

6.1    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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Exhibit 10.1

6.2    Severability. If any provision of this Amendment or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from this Amendment or the other Loan Documents, as applicable, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of this Amendment or the other Loan Documents, as applicable.

6.3    Counterparts. To facilitate execution, this Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. The words “execution,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection herewith or the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Person in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties hereto hereby (i) agrees that, for all purposes, electronic images of this Amendment (including, in each case, signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Amendment based solely on the lack of paper original copies hereof, including with respect to any of the signatures thereto. For purposes of this Section 6.3, all references to “this Amendment” shall be deemed to include the Ratification and Affirmation attached to this Amendment.

6.4    Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other

NAI-1542577436v7

Exhibit 10.1
documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

6.5    Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment is a Loan Document for all purposes. The Borrower’s execution and delivery of this Amendment to the Administrative Agent shall constitute notice to the Administrative Agent by the Borrower of the Fourth Amendment Revolving Reduction required under Section 2.13 of the Credit Agreement, and, for the avoidance of doubt, shall satisfy such notice requirement in respect of the Fourth Amendment Revolving Reduction.

6.6    Headings. The captions and headings of this Amendment are for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

     HUDSON PACIFIC PROPERTIES, L.P.,
     a Maryland limited partnership

By:     Hudson Pacific Properties, Inc.
        a Maryland corporation, its general partner

        By: ________________________________
        Name: Mark T. Lammas
        Title:     President and Treasurer

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

Exhibit 10.1
ADMINISTRATIVE AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: ________________________________
Name:
Title:

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

Exhibit 10.1

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

LENDER:
[_]

By: ________________________________
Name: [_]
Title: [_]
Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

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RATIFICATION AND AFFIRMATION OF GUARANTORS
January 29, 2025

As of the date hereof, each of the undersigned Guarantors hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under that certain Guaranty, dated as of December 21, 2021 (the “Guaranty Agreement”), to which it is either an original party or a party pursuant to an Accession Agreement, (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that the Guaranty Agreement remains in full force and effect, notwithstanding the matters contained herein and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment, all representations and warranties of the Guarantors under the Guaranty Agreement are true and correct in all material respects as of the date hereof (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or waived or consented to by the applicable Lenders in writing in accordance with the provisions of Section 13.7 of the Credit Agreement.

[Signature pages follow]

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

Exhibit 10.1
HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation
By:
Name: Mark T. Lammas
Title: President and Treasurer

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

Exhibit 10.1

HUDSON TECHMART COMMERCE CENTER, LLC
HUDSON PALO ALTO SQUARE, LLC
HUDSON 10900 WASHINGTON, LLC
HUDSON 11601 WILSHIRE, LLC
HUDSON 1740 TECHNOLOGY, LLC
HUDSON 275 BRANNAN, LLC
HUDSON 3176 PORTER DRIVE, LLC
HUDSON 333 TWIN DOLPHIN PLAZA, LLC
HUDSON 555 TWIN DOLPHIN PLAZA, LLC
HUDSON FIRST & KING, LLC
HOWARD STREET ASSOCIATES, LLC
HUDSON 901 MARKET, LLC
HUDSON CLOCKTOWER SQUARE, LLC
HUDSON CONCOURSE, LLC
HUDSON FOOTHILL RESEARCH CENTER, LLC
HUDSON 4TH & TRACTION, LLC
HUDSON GATEWAY PLACE, LLC
HUDSON 405 MATEO, LLC
HUDSON METRO CENTER, LLC
HUDSON METRO PLAZA, LLC
HUDSON PAGE MILL CENTER, LLC
HUDSON SHOREBREEZE, LLC
HUDSON SKYPORT PLAZA, LLC
HUDSON TOWERS AT SHORE CENTER, LLC
HUDSON PAGE MILL HILL, LLC
HUDSON MET PARK NORTH, LLC
HUDSON 625 SECOND, LLC
HUDSON 10950 WASHINGTON, LLC
HUDSON MERRILL PLACE, LLC
HUDSON 1003 4TH PLACE, LLC
Q LEASECO, LLC
SUNSET Q HOLDINGS, LLC
SUNSET QUIXOTE HOLDINGS, LLC

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

Exhibit 10.1
By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name: Mark T. Lammas
Title: President and Treasurer
Signature Page to Fourth Modification to Fourth Amended and Restated Credit Agreement

NAI-1542577436v7

HPP-MAC-WSP, LLC

By:     Hudson WSP, LLC,
a Delaware limited liability company,
its sole member

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name: Mark T. Lammas
Title: President and Treasurer

HUDSON 1455 MARKET STREET, LLC

By:     Hudson 1455 Market, L.P.,
a Delaware limited partnership,
its sole member

By:     Hudson 1455 GP, LLC,
a Delaware limited liability company,
its general partner

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name: Mark T. Lammas
Title: President and Treasurer

US-DOCS\156588923.7

NAI-1542577436v7

HUDSON RINCON CENTER, LLC

By:     Hudson Rincon Center Commercial LLC,
a Delaware limited liability company,
its sole member

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name: Mark T. Lammas
Title: President and Treasurer

QUIXOTE STUDIOS LLC

By: Sunset Quixote Holdings, LLC
a Delaware limited liability company,
its sole member

By: Hudson Pacific properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

US-DOCS\156588923.7

NAI-1542577436v7

HUDSON 1455 MARKET, L.P.

By:     Hudson 1455 GP, LLC,
a Delaware limited liability company,
its general partner

By:     Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:     Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:
Name:
Title:

US-DOCS\156588923.7

NAI-1542577436v7

SCHEDULE 1.1(a)
Schedule 1.1(a)(i)
Revolving USD Tranche Commitments and Revolving USD Tranche Commitment Percentages
as of the Agreement Date

Revolving USD Tranche Lender	Revolving USD Tranche Commitment Percentage	Revolving USD Tranche Commitment Amount
Wells Fargo Bank, National Association	10.900000000%	$63,356,250.00
Bank of America, N.A.	10.900000000%	$63,356,250.00
KeyBank National Association	10.400000000%	$60,450,000.00
Royal Bank of Canada	10.400000000%	$60,450,000.00
U.S. Bank National Association	10.400000000%	$60,450,000.00
Barclays Bank PLC	7.000000000%	$40,687,500.00
Fifth Third Bank, National Association	7.000000000%	$40,687,500.00
Goldman Sachs Bank USA	7.000000000%	$40,687,500.00
Morgan Stanley Bank, N.A.	7.000000000%	$40,687,500.00
BMO Bank N.A.	5.500000000%	$31,968,750.00
Regions Bank	5.500000000%	$31,968,750.00
Associated Bank, National Association	3.000000000%	$17,437,500.00
City National Bank	3.000000000%	$17,437,500.00
First Hawaiian Bank	2.000000000%	$11,625,000.00
TOTAL COMMITMENT AMOUNT	100.000000000%	$581,250,000

US-DOCS\156588923.7

NAI-1542577436v7

Exhibit 10.1
Schedule 1.1(a)(ii)
Revolving Multicurrency Tranche Commitment Amounts and Revolving Multicurrency Tranche Commitment Percentages
as of the Agreement Date

Revolving Multicurrency Tranche Lender	Revolving Multicurrency Tranche Commitment Percentage	Revolving Multicurrency Tranche Commitment Amount
Wells Fargo Bank, National Association	11.300000000%	$21,893,750.00
Bank of America, N.A.	11.300000000%	$21,893,750.00
KeyBank National Association	10.800000000%	$20,925,000.00
Royal Bank of Canada	10.800000000%	$20,925,000.00
U.S. Bank National Association	10.800000000%	$20,925,000.00
Barclays Bank PLC	7.000000000%	$13,562,500.00
Fifth Third Bank, National Association	7.000000000%	$13,562,500.00
Goldman Sachs Bank USA	7.000000000%	$13,562,500.00
Morgan Stanley Bank, N.A.	7.000000000%	$13,562,500.00
BMO Bank N.A.	5.500000000%	$10,656,250.00
Regions Bank	5.500000000%	$10,656,250.00
Associated Bank, National Association	3.000000000%	$5,812,500.00
City National Bank	3.000000000%	$5,812,500.00
TOTAL COMMITMENT AMOUNT	100.000000000%	$193,750,000

US-DOCS\156588923.7

NAI-1542577436v7

Schedule 1.1(g)
Private Placement Notes
1.    Note Purchase Agreement, dated as of November 16, 2015 (as amended by that certain First Amendment, dated as of November 7 2019, and as further amended, restated, amended and restated, modified or supplemented from time to time), by and among Hudson Pacific Properties, L.P. and each of the purchasers party thereto.
2.    Note Purchase Agreement, dated as of July 6, 2016 (as amended by that certain First Amendment, dated as of November 7 2019, and as further amended, restated, amended and restated, modified or supplemented from time to time), by and among Hudson Pacific Properties, L.P. and each of the purchasers party thereto.

US-DOCS\156588923.7

NAI-1542577436v7